Exhibit 3.1

Section 3.04 of the Irwin Financial Corporation By-laws was amended by adding the 2nd paragraph stated below:

3.04. Certificates for Shares. Each Shareholder of the Corporation shall be entitled to a certificate, signed by the President or a Vice-President, and the Secretary or an Assistant Secretary of the Corporation stating the name of the registered holder, the number of Shares represented thereby and the kind and class thereof, the par value of each Share or a statement that such Shares have no par value, and whether such Shares have been fully paid and are nonassessable. If such certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue. Such certificates shall be in such form as the Board of Directors may, from time to time, by resolution approve.

Notwithstanding the foregoing, any shares of the Corporation of any class or series may be issued without a certificate, if so authorized or directed by the Board of Directors, or if requested by a shareholder and authorized by the Secretary. The Secretary shall ensure that records of issuance of all uncertificated shares and the transfer, exchange, conversion, surrender or redemption thereof, shall be maintained at all times by the duly appointed transfer agent or agents of the Corporation, through a direct registration system or other book-entry record keeping system as the Secretary may approve. Any direction of the Board of Directors that any shares of any class or series shall be issued in uncertificated form shall not affect shares already represented by certificates until they are surrendered to the Corporation.